UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Amended

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(0) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 7, 2009
Date of report

ZION NEVADA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-143969	20-8600068
(Commission File Number)	(IRS Employer Identification No.)
484 North 2070 East, Saint George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

435-632-1837
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-I2 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On August 7, 2009, filed a Form 8-K announcing that the Board of Directors of the Registrant dismissed Moore & Associates Chartered, its independent registered public account firm. On the same date, August 7, 2009, the accounting firm of Seale and Beers, CPAs was engaged as the Registrant's new independent registered public account firm. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of Moore & Associates Chartered and the engagement of Seale and Beers, CPAs as its independent auditor. None of the reports of Moore & Associates Chartered on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form 10-K for the fiscal year ended August 7, 2009 a going concern qualification in the registrant's audited financial statements.

The Form 8-K filed on August 7, 2009 indicated that during the registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Moore and Associates, Chartered whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore and Associates, Chartered's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

On September 2, 2009, the registrant received correspondence from the Securities and Exchange Commission instructing it to amend Item 4.0 I of its 8-K as filed on August 7, 2009 so as to include the following additional language:

The PCAOB revoked the registration of Michael J. Moore on August 27, 2009 due to violations of PCAOB rules and auditing standards and Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10b-5 thereunder as well as for noncooperation with a Board investigation.

The registrant has requested that Moore and Associates, Chartered furnish it with an amended letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Thus far, the registrant has been unsuccessful in securing this letter.

b) On August 7, 2009, the registrant engaged Seale and Beers, CPAs as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Seale and Beers, CPAs regarding any of the matters set forth in Item 304(a)(1)(v) of Regulation S-K.

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT.

(a) On September 22, 2009 Shawn Wright, our President, Secretary and Director completed the private sale of stock owned and controlled by him amounting to 10,000,000 shares of common stock of the company. These shares were purchased by Royal Union, LLC, ("Royal Union") a Delaware limited liability company owned and controlled by Michael Hesser. Mr. Wright sold his shares for a total of $75,000.00 in a sale consummated on the 15 of September 2009. The shares sold by Mr. Wright constitute 82.79% of voting securities of the registrant now beneficially owned, directly by Royal Union, and indirectly by Michael Hesser. Mr. Hesser's source(s) for the funds used to purchase these shares were limited to private personal and family funds. Mr. Hesser, in conjunction with the present board of directors of the company shall further consummate a formal change in the name of the registrant from Zion Nevada Corporation to Royal Union Holdings, Corp.

There are no arrangements or understandings among members of either the former and/or new control group(s) and their associates with respect to the election of directors or other matters. The registrant believes that there are no other substantive, or material changes in the nature of the business or its present or prospective business mandating additional disclosure as may be required by Item 5.01(a)(8) and the registrant relies on prior filings including but not limited to it most recent 8-K filing(s) and periodic fillings, and annual report.

(b) There are no arrangements, known to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In tandem with Mr. Wright's private sale of his shares, he has resigned as President, effective, May 22, 2009.

This was not due to any disagreement with the registrant, with respect to any matter relating to the registrant's operations, policies or practices; nor was Mr. Wright removed for cause. Mr. Wright retains his position as a director and member of the board.

On the same effective date, the registrant appointed new principal executive officers as follows:

Heidi Williams, President, Chief Executive Officer.
Tammy Hardcastle, Chief Financial Officer and Secretary

In addition Michael Hesser was added to the Board.

Shawn Wright
Director

Mr. Wright (40 years of age) has 17 years of experience in the construction, development, and property management industries. From December 1998 to June 2003, Mr. Wright was the President of Wright Masonry. Since December 200 I through the present, he has been overseeing the real estate acquisition and development operations of Zion Development Corporation.

Mr. Wright has expertise scheduling and tracking construction projects, bidding on contracts, managing personnel and payroll, and overseeing jobs. Mr. Wright also worked with civil engineers and city inspectors in relation to those construction jobs, met with owners and vendors, and managed contracts.

Mr. Wright currently holds a Utah Contractors License in Masonry. He is also experienced in ownership and operation of commercial for-lease properties, and the acquisition and disposition of real estate properties. During the beginning of his career, Mr. Wright attended several courses related to the industry at Southern Utah University, specializing in Architecture and Drafting.

Heidi Williams
President

With over 20 years of mortgage, real estate, property management and trust deed investing experience, Ms. Williams brings with her a tremendous knowledge of all aspects relating to the real estate market. Under the direction of Ms. Williams the Private Lending division she managed went from zero to well over 1200 national and international private investors. With this accomplishment her division was responsible for raising, funding and servicing well over $500 million in private money loans to select borrowers and developers all across the Western United States.

During which time, Ms. Williams displayed her incredible knack for multi-tasking by excelling in the capacity as the Qualified Employee and Vice President in charge of the daily operations and management of a residential mortgage finance company. In that capacity she was responsible for overseeing all aspects of the origination, processing, pre-underwriting and closing of all mortgage loans, which included FHA, VA, Conventional, Jumbo and Subprime loans for that division.

As the industry continues to change through lending trends and recent downturns, Ms. Williams feels confident that she has the foresight and qualifications to create opportunities out of the current market conditions and forward these opportunities on to her new clients.

Tammy Hardcastle
Treasurer

Ms Hardcastle has been involved in real estate accounting and development for the past 20 years. Her accomplishments include accounting work for Lake Las Vegas, a destination resort community with its one of a kind 320 acre man-made lake, located twenty miles from the Las Vegas Strip. During this time, Lake Las Vegas was just beginning to be developed and Ms. Hardcastle handled the accounting, contracting, and job cost records for the project. Ms Hardcastle has also performed the conversion of an entire accounting system for multiple Las Vegas real estate development companies into a new custom software package unique to the construction industry.

Ms Hardcastle was affiliated with one of the largest local home builders during the 1990's. Pacific Homes and Pacific Properties constructed over 4,500 homes and condominiums which netted several regional and state-wide awards for their elegant designs, built several multi-family properties, and commercial properties. Having built over 7,000 units in Las Vegas, they have earned a reputation for continually raising the standard for apartment design and quality.

Ms Hardcastle has been the CFO for the last several years for a diverse real estate holding company in Las Vegas that included divisions of private lending, real estate development, and brokerage. During this time, she expertly handled over 600 million dollars in lending transactions for land acquisitions, development and construction through over 1,000 multi-beneficiary holders and investors. Ms Hardcastle oversaw the accounting and administration for corporately owned real estate development projects and acquisitions. She also assisted the company during its growth curve to become a publicly traded company, and directed all of the required public reporting and required compliance. Ms Hardcastle holds a Bachelor degree in Accounting from the University of Nevada Las Vegas.

Michael Hesser
Director

Mike has had forty years of valuable experience in the field of real estate management. Prior to moving to Las Vegas in 1989, he lived in Phoenix, Arizona, where he held the position of managing partner in a local real estate investor's group and was president of a real estate association. Through this group he handled the acquisition and disposition of all real estate assets and carried out the structured financing for each asset. He not only excelled in the typical aspects of real estate, but also supervised the more in-depth areas of real estate development, such as successful apartment-condo conversions.

Currently, he is the managing partner for several commercial properties and master plan land holdings, totaling over 30,000 acres in Arizona, Nevada, Colorado and Utah.

At present, Mr. Hesser is overseeing the financing, acquisition and development of a gaming property in Laughlin, Nevada and managing a retail property location in the heart of the Las Vegas Strip.

Michael also published a Las Vegas improvement magazine, where he developed excellent relationships with many of the local contractors and business owners. This publication had a distribution of approximately 500,000 issues per year and under his supervision, advertising revenues more than tripled. Eventually, the publication size had to be increased to over 100 pages in order to handle all the increased advertising space.

Michael has the ability to manage complex client relationships and has a vast experience in contacting and developing new prospective clients. Using his skills as a successful negotiator and utilizing the implementation of various programs within companies, he has developed a strong and proven management expertise, including a partnership in Pueblo, Colorado, which is 24,000 acres and is currently one of the largest acquisitions in the state of Colorado.

There are no material plans, contracts or arrangements (whether or not written) to which a covered officer is a party or in which he or she participates that is entered into or material amendment in connection with this event nor has there been any grant or award to any such covered person or modification thereto, under any such plans, contracts or arrangements in connection with this event.

The registrant did not enter into, or adopt, or otherwise commence any material compensatory plan, contract or arrangement (whether or not written), as to which the registrant's principal executive officer, principal financial officer, or a named executive officer participates or is a party.

There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

There are no related transactions, since the beginning of the registrant's last fiscal year, or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $ 120,000, and in which any of the above related persons had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2009

By: /s/ Shawn Wright
Name: Shawn Wright
Title: President, Secretary and Director